Exhibit 99.2

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

CEVA, INC.

First Quarter 2019 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and

Yaniv Arieli, Chief Financial Officer

May 6, 2019

8:30 AM Eastern

Good morning everyone and welcome to CEVA’s first quarter 2019 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer of CEVA, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the first quarter and provide general qualitative data. Yaniv will then cover the financial results for the first quarter and also provide qualitative data for the second quarter and the rest of 2019.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include our financial qualitative data for the second quarter and remainder of 2019, including re-affirmation of CEVA’s full year 2019 guidance; optimism about CEVA doubling its annual royalty revenue in 2022; optimism about CEVA’s NeuPro technology and the ability of this technology to leverage new market segments; anticipation that Intel’s departure from the 5G smartphone modem market would not have any short-term impact, optimism about CEVA’s ability to capitalize on 5G; and optimism about sustained growth in non-handset basebands product lines. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include the ability of the CEVA signal processing IPs for smarter, connected devices to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance and offset the maturity of the handset market; the speed and extent of the expansion of the 5G network and wireless connectivity, AI, LTE-IoT and IoT space generally; our ability to execute more non-handset baseband license agreements; and customers’ ramp-up schedules and the impact on royalty revenues. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

In addition to the financial results prepared in accordance with generally accepted accounting principles, or GAAP, we will also present certain non-GAAP financial measures today. CEVA’s management believes that in addition to using GAAP results in evaluating our business, it also can be useful to review results using certain non-GAAP financial measures. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with their most direct comparable GAAP financial results, which can be found in the earnings press release issued today.

A copy of today’s press release for the quarter ended March 31, 2019, and the related financial tables and management commentary, which were included in our Current Report on Form 8-K filed today, also can be found on the investor relations portion of our website.

With that said, I will now hand the call over to Gideon.

Gideon

Thank you Richard. Welcome everyone and thank you for joining us today. Our first quarter results reflect strong licensing performance along with substantial headwinds in handset-related royalties. Total revenue for the first quarter was $17 million, down 3% on a year-over-year basis. License revenue was $11 million, up 9% year-over-year. Royalty revenue was $6M, down 20% on a year over year basis.

Our continued focus on bringing leading-edge products to our targeted markets and the determination of our team to promote and license these products broadly is clearly paying off. Our first quarter licensing performance further underscores the merits of our growth and diversification strategy beyond handsets, as we work towards reaching our strategic growth goals of doubling our royalty revenues by calendar year 2022.

We concluded eight agreements during the quarter, of which three were for our smart sensing products and five were for our connectivity products. Four out the eight deals were with first-time customers. To better reflect our growth vectors and customer expansions in the smart and connected world, we have updated the classification of how we report the deal count composition each quarter. The smart sensing category includes our technologies and products for AI, computer vision and sound. The connectivity category includes our wireless technologies and products for 4G and 5G, cellular IoT Bluetooth and Wi-Fi. Customer targeted products are AI processors for autonomous cars, 5G for base station RAN, mmWave small cells, V2X, wireless earbuds, smart speakers and connectivity for IoT devices.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

I would like to take the next few minutes to recap on a number of deals that we concluded in the quarter, due to their strategic importance. The first is an AI agreement for autonomous cars with a major automotive OEM. It is a comprehensive agreement for our NeuPro AI processor technology that substantially extends the scope of an earlier evaluation agreement which we signed in late 2017. This new design win for the first time associates CEVA products with a launched program at an OEM targeting the start of car production or SOP by 2024. We regard this formal engagement as a huge acknowledgment by one of the largest automotive OEMs in the world of the superiority and the maturity of our NeuPro technology for the very high entry barrier automotive market. The structure of the agreement will eventually lead to a downstream adoption and a pull of our NeuPro AI technology by automotive tier ones and semi incumbents who will be selected to supply modules and systems to the OEM. Our NeuPro technology is the most comprehensive and solid software and hardware technology in the IP space for AI inferencing on a low power devices. It delivers the highest performance per a single core and the on-board DSP provides added value of future upgradability and reusability.

Another good development in the quarter was in regards to 5G where we signed three licensing agreements for our high performance CEVA-XC architecture for multiple 5G market segments, spanning base station RAN, mmWave small cells and cellular V2X. 5G made substantial progress in 2018, shifting from long-term vision to a realization of practical use cases that will drive 5G at its initial deployment. This is being reflected in customer engagements that we started late last year and largely in the first quarter. 5G brings key benefits vs. 4G, in particular 10X faster speed and sub-millisecond latency. Operators and hyper-scale IT companies will capitalize on these capabilities for services such as 4K video streaming, fixed wireless access to displace the more expensive fiber to the home and V2X communications which allows the exchange of location information between cars with short latency, thereby adding further reliability for an autonomous driving car. Furthermore, 5G and AI are two key components for the emerging Edge Compute industry, where servers already placed at the base station for routing of data traffic can be further scaled to offer cloud-based computing services for applications such as mobile gaming, augmentation reality and is mission critical for autonomous cars. CEVA is well-positioned with an incumbent customer base and technologies for 5G and AI that can serve this sizable space.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

On royalties, the first quarter revenue was $6 million, a 20% year-over-year decline. Our handset unit decline was more pronounced than we anticipated, down 27% year over year. This decline is primarily attributable to excess inventory levels. Our non-handset royalties however continued to show excellent progress. Total non-handset units were up 16% year over year to 86 million units, and royalty revenues from the non-handset segment were up 22% year over year, including a strong contribution from a large base station customer.

In regards to the recent announcement from Intel of its intention to exit the 5G smartphone modem business, obviously, we do not have much insights on the short-term impact of this event. Our assumption is that this will have no impact on this year’s shipments and as such, we maintain our yearly royalty guidance in anticipation of a stronger second half in cellular.

Before wrapping up and handing the call over to Yaniv for financials, I’d like to welcome Michael Boukaya who was recently appointed as Chief Operating Officer of CEVA, reporting to me. Michael has been with CEVA for more than 20 years and served in multiple R&D and business management roles. In his recent position as the VP & GM for our Wireless Business Unit, Michael was instrumental in forming strategic engagements with premier customers, among which are ZTE, Nokia, Intel and UniSoc. In his role as COO, Michael will oversee all the business operations and R&D of our cellular, AI, vision, Wi-Fi and Bluetooth technologies. I will devote more of my time to developing new growth engines for CEVA and forming strategic relationships with key customers.

So in summary, the headwinds in the handset space, due to high inventory levels from last year, had a notable impact on our royalty revenue for the quarter. However, we expect this decline to ease with a pick up in demand as we progress through the remainder of the year. Our licensing performance on the other hand was robust and transformational with regards to our expansion in the automotive space which positions us at the forefront of the level 3 and above autonomous driving. We also continued to expand our licensee base to gain a stronger foothold in 5G across existing and upcoming new use cases and product categories. We are relentlessly focused on the successful execution of the things within our control and strive to expand our customer base and expedite their production ramps.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

With that said, I’ll now turn the call over to Yaniv, who will outline our financials and guidance.

Yaniv

Thank you Gideon, I’ll start by reviewing the results of our operations for the first quarter of 2019.

-	Revenue for the first quarter was $17 million, as compared to $17.6 million for the same quarter last year. The revenue breakdown is as follows:
o	Licensing and related revenue was approximately $11 million, reflecting 65% of total revenues, 9% higher as compared to the first quarter of 2018.
o	Royalty revenue was $6 million, reflecting 35% of total revenues, down from $7.5 million for the same quarter last year.
o

Quarterly gross margin was 88% on a GAAP basis and 89% on a non-GAAP basis, slightly better than we projected. Non-GAAP quarterly gross margin excluded approximately $0.1 million of equity-based compensation expenses and $0.1 million of the impact of the amortization of acquired intangibles of our investment in NB-IoT technologies.

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Total operating expenses for the first quarter came at the mid-range of our guidance at $17.9 million. OPEX also included an aggregate equity-based compensation expense of approximately $2.3 million, and $0.2 million for the amortization of acquired intangibles of RivieraWaves. Total operating expenses for the first quarter, excluding equity-based compensation expenses and amortization of intangibles, were $15.4 million, just below the mid-point of our guidance.

-	U.S. GAAP net loss for the quarter increased by 5% and diluted loss per share was ($10 cents) for both first quarters of 2019 and 2018.
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Non-GAAP net income and diluted EPS for the first quarter of 2019 were $0.3 million and 1 cents, respectively. Non-GAAP net income and diluted EPS for the first quarter of 2018 were $0.8 million and 4 cents, respectively. Those figures exclude equity-based compensation expenses, net of taxes, of $2.3 million, and the impact of the amortization of acquired intangibles of RivieraWaves and our investment in NB-IoT technologies, in the amount of $0.3 million.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

Other related data

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Shipped units by CEVA licensees during the first quarter of 2019 were 175 million, down 30% sequentially and down 11% from first quarter 2018 reported shipments. Of the 175 million units shipped, 89 million units, or 51%, were for handset baseband chips, reflecting a sequential decrease of 34% from 134 million units of handset baseband chips shipped during the fourth quarter of 2018 and a 27% decrease from 122 million units shipped year over year.

-	In non-baseband, volume shipments were down 25% sequentially due to lower post-holiday consumer shipments, but continued to increase on a year-over-year basis, up 16%.

As for the balance sheet items

As of March 31, 2019, CEVA’s cash and cash equivalent balances, marketable securities and bank deposits were $171 million. We continued our buyback plan, repurchasing approximately 91,000 shares during the quarter for approximately $2.5 million. A year ago, our Board of Directors approved the expansion of the existing buyback plan and as of year-end, we have a total of 264,000 shares of common stock available for repurchase.

Our DSO for the first quarter of 2019 was 59 days. During the first quarter, we generated $4.7 million of net cash from operations; depreciation was $0.7 million and purchase of fixed assets was $0.6 million. At the end of the quarter, our headcount was 353 people, of which 290 were engineers.

Yearly Guidance

While the first quarter handset contribution came in below expectations, we expect demand to resume as the excess inventory is consumed, thereby leading to gradual growth through the rest of the year. Also, as Gideon discussed, we still assume a high attach-rate in this year’s upcoming premium smartphone launch with a well-known OEM. Our non-handset product growth also continues to progress nicely. The licensing environment continues to be healthy. We therefore maintain our guidance for the full year.

CEVA, Inc. :: Q1 2019 Financial Results Conference Call – Prepared Remarks :: May 6, 2019

Quantitative data specifically for the second quarter of 2019

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Gross margin is expected to be at the same first quarter 2019 levels, approximately 87% on a GAAP and 88% on non-GAAP basis, excluding an aggregate of $0.2 million of equity-based compensation expenses and $0.1 million amortization of acquired intangibles of our investment in NB-IoT technologies. Both GAAP and non-GAAP gross margins continue to be lower than the norm, due to COGS expenses associated with specific customization work that we mentioned in the prior quarter.

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Overall OPEX is expected to be in the range of $17.6 million to $18.6 million. Of our anticipated total operating expenses for the second quarter, $2.5 million is expected to be attributable to equity-based compensation expenses and $0.2 million to the amortization of acquired intangibles. Non-GAAP OPEX is expected to be similar to the first quarter level. Overall for the second quarter, it is expected to be in the range of $14.9 million – $15.9 million.

-	Net interest income is expected to be approximately $0.9 million.
-	Taxes for the second quarter, $0.2 million on GAAP basis and $0.3 million on a non-GAAP basis.
-	Share count for the second quarter of 2019 is expected to be similar to the first quarter at ~22.8 million shares.

Operator: You can now open the Q&A session

Wrap Up: Richard

Thank you for joining us today and for your continued interest in and support of CEVA. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website at https://investors.ceva-dsp.com.

With regards to upcoming events we will be attending, these include:

●	CEVA’s annual meeting of stockholders on May 20th in New York

●	Cowen 47th Annual Technology, Media & Telecom (TMT) Conference, May 29 and 30th in New York

●	Jefferies Annual Israel Tech Trek, June 4th in Herziliya, Israel

●	Stifel 2019 Cross Sector Insight Conference, June 11th in Boston

●	ROTH London conference on June 19 in London

Please visit the investor section of our website for further information on these events and other events we will be attending.

Thank you and goodbye